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                                                                  Exhibit 23.1

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 3, 1997 in Amendment No. 1 to the Registration Statement (Form SB-2) and related Prospectus of Hypertension Diagnostics, Inc. for the registration of 2,875,000 units, each unit consisting of one share of its common stock and one redeemable common stock purchase warrant.


                                       Ernst & Young LLP


Minneapolis, Minnesota
July 14, 1998